Exhibit 2(i)
Articles of Incorporation


                          CERTIFICATE OF INCORPORATION

                                       OF

                         THE GENEVA AMERICAN GROUP, INC.

                                    ARTICLE I

                                      NAME

         The name of this Corporation is The Geneva American Group, Inc.

                                   ARTICLE II

                     REGISTERED OFFICE AND REGISTERED AGENT

     The registered office of the Corporation in the State of Delaware is located at 1209 Orange Street, Wilmington, county of New Castle, Delaware 19801. The name of its registered agent is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be now or hereafter organized under the General Corporation Law of Delaware.

                                   ARTICLE IV

                                 CAPITALIZATION

     The total number of shares of capital stock which this Corporation shall have authority to issue is Five Million (5,000,000) share of $0.01 (one cent) par value common shares. All or any part of the shares of the common stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when such consideration has been received by the Corporation, such shares shall be deemed fully paid and non-assessable.

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

                                    ARTICLE V

                                  INCORPORATOR

     The name and mailing address of the incorporator is as follows:

               Name                                 Address
               ----                                 -------
          Charles R. Brown                   47 West 200 South, #300
                                             Salt Lake City UT 84101


                                   ARTICLE VI

                                    DIRECTORS

     The names and mailing addresses of the persons who are to serve as the directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:

               Name                                 Address
               ----                                 -------
          Charles E. Campbell                2148 Evans Road
                                             Flossmoor, Illinois 60422

          Charles P. Villeneuve              4117 Lavoisier
                                             Boisbriand Quebec, Canada J7E4H5

          Louis H. Elwell, III               499 Thornall Street
                                             Edison, New Jersey 08837


                                   ARTICLE VII

                               NUMBER OF DIRECTORS

     The number of directors constituting the Board of Directors shall be that number as shall be fixed by, or in the manner provided in, the bylaws of the Corporation.

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter or repeal the bylaws of the Corporation, subject to such restrictions upon such powers as may be imposed by the stockholders in any bylaws adopted by them from time to time.

                                  ARTICLE VIII

                        LIMITATION ON DIRECTORS LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the directors duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

     Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE IX

                                 INDEMNIFICATION

     1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a proceeding), by reason of the fact that he or she is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter an indemnitee), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitees heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereto) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an advancement of expenses); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery of the Corporation of an undertaking, by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise (hereinafter an undertaking.)

     2. RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under paragraph 1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover any advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden or providing that the indemnitee is not entitled to be indemnified or to such advancement of expenses under this Article or otherwise shall be on the Corporation.

     3. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other rights which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

     4. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

     5. INDEMNIFICATION OF AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses, to any agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors, officers and employees of the Corporation.

                                    ARTICLE X

                                    CONTRACTS

     No contract or other transaction between this Corporation and any other corporation shall be affected by the fact that a Director or officer of this Corporation is interested in or is a Director or officer of such other corporation; and any Director, individually or jointly, may be a party to or may be interested in any corporation or transaction of this Corporation or in which this Corporation is interested; and no contract or other transaction of this Corporation with any person, firm or corporation shall be affected by the fact that any Director of this Corporation is a party to or is interested in such contract, act or transaction or any way connected with such person, firm or corporation, and every person who may become a Director of this Corporation is hereby relieved from liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested, provided said Director acts in good faith.

                                   ARTICLE XI

                                   AMENDMENTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the laws of Delaware, and all rights and powers conferred herein upon stockholders and directors are granted subject to this reservation.

     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly, have hereunto set my hand and seal this 12th day of January, 1990.



                                        --------------------------------------
                                        Charles R. Brown

STATE OF UTAH                )
                             :ss.
COUNTY OF SALT LAKE          )

     On the 12th day of January, 1990, before me personally came Charles R. Brown, the person who signed the foregoing Certificate of Incorporation, known to me personally to be such, and acknowledged that said Certificate is his act and deed and that the facts stated therein are true.


                                        --------------------------------------
                                        Notary Public
                                        Residing at:
                                                    --------------------------


My Commission Expires:

                            CERTIFICATE OF AMENDMENT

     OF CERTIFICATE OF INCORPORATION OF THE GENEVA AMERICAN GROUP, INC. The Geneva American Group, Inc. a corporation organized and existing under and by virtue of the General Corporation law of the State of Delaware. DOES HEREBY
CERTIFY:

     FIRST: That a meeting of the Board of Directors of The Geneva American Group, Inc. resolutions were duly adopted setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

     RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article I thereof so that, as amended said Article shall be and read as follows:

     The name of this Corporation is QRS Music, Inc.

     RESOLVED, that the Certificate of Incorporation of this Corporation be amended by changing Article IV thereof so that, as amended said Article shall be and read as follows:

     The total number of shares of all classes of capital stock which this Corporation has authority to issue is Forty-two Million (42,000,000) shares which are divided into two classes as follows:

          40,000,000 of $0.01 par value common shares.

          2,000,000 $0.01 of par value Class A preferred stock.

     All or any part of the shares of capital stock may be issued by the Corporation from time to time and for such consideration as may be determined and fixed by the Board of Directors, as provided by law, with due regard to the interest of the existing shareholders; and when such consideration has been received by the Corporation, such shares shall be deemed fully paid and non-assessable.

     The designations, powers, preferences, rights, qualifications, limitation, and restrictions of and on the Class A preferred stock shall be as determined by resolution of the Board of Directors, which authority is hereby expressly granted in the maximum scope and to the maximum extend allowed by law.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

     IN WITNESS WHEREOF, said the Geneva American Group, Inc. has caused this certificate to be signed by Charles F. Campbell, its President, and attested by Louis H. Elwell, III, its Secretary, the _____ day of _________, 1996.


                                     By:
                                        --------------------------------------
                                        Charles E. Campbell
                                        President

ATTEST:



By:
   --------------------------------------
   Louis H. Elwell, III
   Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                 CERTIFICATE OF INCORPORATION OF QRS MUSIC, INC.

     QRS Music, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That by unanimous consent the Board of Directors of QRS Music, Inc. adopted resolutions duly setting forth proposed amendments to the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of shareholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

     RESOLVED, that the Company shall amend its Certificate of Incorporation to change its name to QRS Music Technologies, Inc.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the shareholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General corporation law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said QRS Music, Inc. has caused this certificate to be signed by its President, Richard R. Dolan and attested by Ann A. Jones, Its Secretary, this _____ day of ____________________, 1997.

                                     By:
                                        --------------------------------------
                                        Richard R. Dolan
                                        President


ATTEST:


By:
   -------------------------------     --------------------------------------
   Ann A. Jones                        Notary Public
   Secretary                           Residing at:
                                                   --------------------------

My Commission Expires: _______________

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                                STATE OF DELAWARE
                             CERTIFICATE FOR RENEWAL
                             AND REVIVAL OF CHARTER

     QRS MUSIC TECHNOLOGIES, INC., a corporation organized under the laws of Delaware, the charter of which was voided for non-payment of taxes, now desires to procure a restoration, renewal and revival of its charter, and hereby certifies as follows:

     1.   The name of this corporation is QRS MUSIC TECHNOLOGIES, INC.

     2. Its registered office in the State of Delaware is located at 30 Old Rudnick Lane, City of Dover, zip code 19901, County of Kent. The name and address of its registered agent is Lexis Document Services, Inc., 30 Old Rudnick Lane, Suite 100, Dover, Delaware 19901.

     3. The date of filing of the original Certificate of Incorporation in Delaware was January 16, 2000.

     4. The date when restoration, renewal and revival of the charter of this company is to commence is the 28th day of February, same being prior to the date of the expiration of the charter. This renewal and revival of the charter of this corporation is to be perpetual.

     5. This corporation was duly organized and carried on the business authorized by its charter until the 1st day of March 1999, at which time its charter became inoperative and void for non-payment of taxes and this certificate for renewal and revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of the State of Delaware.

     IN TESTIMONY WHEREOF, and in compliance with the provisions of Section 312 of the General Corporation Law of the State of Delaware, as amended, providing for the renewal, extension and restoration of charters, Ann A. Jones, the last and acting authorized officer hereunto set her hand to this certificate this 1st day of February 2000.


                                      By
                                        --------------------------------------
                                        Authorized Officer
                                        Name   Ann A. Jones
                                        Title  Treasurer

                           CERTIFICATE OF DESIGNATION

                                 QRS MUSIC, INC.
                                Formerly known as
                         The Geneva American Group, Inc.


     QRS Music, Inc. (formerly known as The Geneva American Group, Inc.), a corporation organized and existing under the laws of the State of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State of Delaware on January 16, 1990, and recorded in the office of the Recorder of Deeds for the County of Kent, State of Delaware, on January 16, 1990, does, by its president and its secretary, hereby certify as follows:

     FIRST: That by amendment to the Certificate of Incorporation duly filed on July 24, 1996, the total number of shares which this corporation may issue is slated by paragraph IV to be as follows: "The total number of shares of capital stock authorized and which may be issued by the corporation is 42,000,000 shares, all with $.01 par value, of which 40,000,000 shares shall be common stock and 2,000,000 shares shall be Class A preferred stock"; and, by said amendment to the Certificate of Incorporation, the shares of preferred stock are authorized to be issued in one or more series as may be determined from time to time by the board of directors, each of such series to be distinctly designated.

     SECOND: That pursuant to the authority so vested in the board of directors by the Certificate of Incorporation and amendment thereto, the board of directors, by unanimous written consent, adopted the following resolutions:

     NOW THEREFORE BE IT RESOLVED AS FOLLOWS: The Class A preferred stock shall consist of 2,000,000 shares, $0.01 par value. All shares of Class A preferred stock shall be identical with each other in all respects.

          FURTHER RESOLVED:

                                       I.

     Part 1. Dividends.

     1.01 General Dividend Obligation. The corporation shall pay to the Holders of the Class A preferred stock out of the assets of the Corporation at any time available for the payment of dividends, under the provisions of the General Corporation Law of the State of Delaware, dividends at the times and in the amounts provided for in this Part.

    1.02 Accrual of Dividends. Dividends on each share of Class A preferred stock shall be cumulative from the date of issuance of such share of Class A preferred stock, whether or not at the time such dividend shall accrue or become due or at any other time there shall be profits, surplus or other funds of the Corporation legally available for the payment of dividends. Dividends shall accrue on each share of Class A preferred stock (at the rate and in the manner prescribed by Sections

1.02 and 1.03) from and including the date of issuance of such share to and until such shares are not outstanding. For purposes of this Section, the date on which the Corporation shall initially issue any Class A preferred stock share shall be deemed to be the "date of issuance" of such share, regardless of how many times transfer of such share shall be made on stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share (whether by reason of transfers of such share or for any other reason).

     1.03 Payment of Dividends. Dividends shall accrue on each share of Class A preferred stock at the rate of 6% per annum of the Liquidation Value. Dividends shall be payable on Class A preferred stock on the last day of each June and December, and each such day is herein called a "Dividend Payment Date" On each Dividend Payment Date, all dividends which should have accrued on each Class A preferred stock share then outstanding during the calendar quarter ending upon such Dividend Payment Date shall be deemed to become "due" for all purposes of this Section, regardless of whether the Corporation shall be able or legally permitted to pay such dividend on such Dividend Payment Date. If any dividend on any Class A preferred stock share shall for any reason not be paid at the time such dividend shall become due, then such dividend in arrears shall be paid as soon as payments of same shall be permissible under the provisions of the General Corporation Law of the State of Delaware. Until such dividend in arrears is paid, and so long as the Class A preferred stock is outstanding, dividends shall continue to accrue on each Class A preferred stock share but the percentage rate expressed herein shall be applied only to the Liquidation Value thereof and not upon all dividends in arrears thereon (including dividends computed pursuant to this sentence).

     1.04 Distribution of Partial Dividend Payments. If at any time the Corporation shall pay less than the total amount of dividends due on outstanding Class A preferred stock at the time of such payment, such payment shall be distributed among the holders of Class A preferred stock so that an equal amount shall be paid with respect to each outstanding share of Class A preferred stock.

     PART 2. RESERVED.

     PART 3. LIQUIDATION.

     3.01 Rights of Holders of Class A Preferred Stock. In the event of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation, the holders of Class A preferred stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount in cash equal to the sum of $4 per share (the "Liquidation Value"), plus all unpaid dividends accrued thereon to the date of final distribution. No distribution shall be made on any Junior Securities by reason of any voluntary or involuntary liquidation (whether complete or partial), dissolution or winding up of the Corporation unless each holder of any Class A preferred stock shall have received all amounts to which such holder shall be entitled under this
Section 3.01.

     3.02 Allocation of Liquidation Payments Among Holders of Class A Preferred Stock. If upon any dissolution, liquidation (whether complete or partial), or winding up of the Corporation, the assets of the Corporation available for distribution to holders of Class A preferred stock

(hereinafter in this Section 3.02 called the "Total Amount Available") shall be insufficient to pay the holders of outstanding Class A preferred stock, the full amounts to which they shall be entitled under Section 3.01, each holder of Class A preferred stock shall be entitled to receive an amount equal to the product derived by multiplying the Total Amount Available times a fraction the numerator of which shall be the number of shares of Class A preferred stock held by such holder and the denominator of which shall be the total number of shares of Class A preferred stock then outstanding.

     PART 4. ADDITIONAL PROVISIONS GOVERNING CLASS A PREFERRED STOCK.

     4.01 Voting Rights. Each share of Class A preferred stock shall be entitled to one vote with respect to all matters submitted to a vote of the Corporation's shareholders, such voting rights to be indistinguishable from the voting rights attributed to shareholders of the Corporation's common stock except the affirmative vote of the holders of each share of Class A preferred stock then outstanding shall be required to authorize each of the following: (1) the issuance of any additional shares of Class A preferred stock, (ii) the issuance of any additional shares of a class or series of stock (but not the issuance of any form of debt) ranking prior to or on a parity with the Class A preferred stock as to dividends or as to distribution upon liquidation, dissolution or winding up, (iii) any amendment, alteration or repeal of any of the provisions of these resolutions or of the Corporation's Certificate of Incorporation so as to alter or change the preferences, special rights, privileges or voting or other powers of the Class A preferred stock ; or (iv) any proposed consolidation or merger of the Corporation with or into any other corporation or corporations, any proposed reincorporation, liquidation, dissolution or winding up of the Corporation or any proposed sale, lease, transfer or other disposition of all or substantially all of the assets of the Corporation.

     4.02 Method of Payment. (a) Ordinary Payments. Except as provided below, any payment at any time due with respect to any share of Class A preferred stock (including but not limited to any payment of any dividend due on such share, and any payment due on such share under Part 3) shall be made by means of a check (drawn upon funds which are immediately available not later than the due date of the payment being made by such check) to the order of the record holder of such share at the address for such record holder shown on the Corporation's records, which check shall be mailed by United States mail (by first class or any other class reasonably expected to effect earlier delivery at such time so that such check should reasonably be expected to arrive at the address to which it is required under this sentence to be mailed) not later than the due date of the payment being made by such check. (b) Optional Dividend Payment. The holder of shares of Class A preferred stock may notify the Corporation that he elects to receive dividend payments in additional shares of Class A preferred stock. Upon receipt by the Corporation of such election by a holder, such election shall become permanent and irrevocable. Dividend payment in shares shall be calculated based upon a $4 per share of Class A preferred stock value and the Corporation shall thereafter issue additional shares of Class A preferred stock in a number calculated by dividing the total cash amount of the dividend when due by four. The resulting number shall represent the number of new Class A preferred shares to be issued which shall be identical in all respects to the prior Class A preferred shares. As a condition to issuance, the Corporation may require holder to execute and deliver suitable securities documents. (c) When Payment Deemed to Have Been Made. Any payment at any time due with respect to any share of Class A preferred stock (including but not limited to any payments of any dividend due on such share (including payment pursuant to Section 4.02(b)) and any payment due on such share under Part 3) shall be deemed to have been paid by the Corporation (subject to collection by the preferred shareholder) at the time such payment (whether in the form of funds or shares) shall have been deposited in the mail addressed to the registered holder at his registered address.

     4.03 Amendment and Waiver. No change in the provision of this Section affecting any interests of the holders of any shares of Cumulative Preferred Stock shall be binding or effective unless such change shall have been approved in writing by the holders of at least 66-2/3% of the Class A preferred stock outstanding at the time such change shall be made.

     PART 5. CONVERSION RIGHTS.

     5.01 Conversion Period. Except as expressly herein provided otherwise, the registered holder of the Class A preferred stock may exercise all or a portion of the conversion rights at any time or from time to time after the date of issuance.

     5.02 Exercise Procedure. The conversion rights of the Class A preferred stock shall be deemed to have been exercised (the "Exercise Time") when the Corporation shall have received the certificate evidencing such shares appropriately endorsed to reflect conversion thereof; whereupon, the Corporation shall issue so many shares of its common stock ("Conversion Stock") computed on the basis of one share of commons stock for one share of Class A preferred stock (the "Exchange Ratio"). The conversion shall be deemed to have occurred upon receipt of the Class A preferred stock certificates endorsed for conversion and the holder at such time shall be deemed to be a registered holder of the appropriate number of shares of the Corporation's common stock.

     5.03 Delivery of New Certificates. Certificates for Conversion Stock shall be delivered to the holder named therein within 21 days after the Exercise Time. Unless all of the Class A preferred stock evidenced by the certificate delivered shall have converted, the Corporation shall, within a 14-day period after receipt of the Class A preferred stock certificates from the stockholder, prepare a new certificate substantially identical to that surrendered representing the balance of the Class A preferred stock formerly represented by the certificate which shall not have been converted and shall, within the said 30-day period, deliver such certificate to the person designated as the holder thereof.

     5.04 Dividends. Effective at the Exercise Time, all obligations of the Corporation with respect to the Class A preferred stock, including the obligation to pay dividends, shall cease. The shares of Cumulative Preferred Stock remaining outstanding shall continue to earn cumulative dividends at the percentage rates and in the manner provided herein.

     5.05 Antidilution. Any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Corporation's assets to another person or entity which is effected in such a way that holders of the Corporation's common stock are entitled to receive, at their election in their sole and exclusive discretion (either directly or upon subsequent liquidation), stock, securities or assets with respect to or in exchange for the Corporation's common stock is referred to herein as an "Organic Change." If, prior to conversion, an Organic Change shall have occurred, the holder shall be entitled to receive, upon conversion of the Class A preferred shares, the highest amount of securities, cash or other property to which the holder would actually have been entitled as a stockholder upon consummation of the transaction resulting in the Organic Change if the holder had converted to Class A preferred shares immediately prior to the consummation of said transaction (subject to adjustments from and after the consummation as nearly equivalent as possible to the other adjustments provided for in this "Antidilution section"). If, however, a purchase, tender or exchange offer shall have been mad to and accepted by the holders of more than 50% of the outstanding shares of common stock and if the holder so designates in its notice of election to convert given to the Corporation, the holder shall be entitled to receive, in lieu of the amount specified in the immediately preceding sentence, the highest amount of securities, cash or other property of which the holder would actually have been entitled to as stockholder if the holder had converted the Class A preferred shares prior to the expiration of such purchase, tender or exchange offer and accepted such offer (subject to adjustments from and after the consummation of such purchase, tender or exchange offer as nearly equivalent as possible to the adjustments provided for in this "Antidilution" section). The Corporation will not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from consolidation or merger or the Corporation purchasing such assets assumes by written instrument (in form and substance satisfactory to holder) the obligation to deliver such holder of shares of stock, securities or assets as, in accordance with the foregoing provisions, holder many be entitled to acquire. Nothing herein contained with respect to the conversion rights set forth in the Conversion or Antidilution clause shall require or imply that a Class A preferred holder has waived, released or aided any designations, powers, preferences, rights, qualifications, limitations and restrictions applicable to the Class A preferred shares.

     If the Corporation at any time (i) subdivides (by a stock split, stock dividend or otherwise) one or more classes of its outstanding shares of common stock into a greater number of shares, the Exchange Ratio in effect immediately prior to such subdivision will be proportionately adjusted, and (ii) if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of common stock into a smaller number of shares, the Exchange Ratio in effect immediately prior to such combination will be proportionately adjusted.

     In case the Corporation at any time while any Class A preferred shares are outstanding shall dissolve, liquidate or wind up its affairs other than in connection with an Organic Change, holder shall have the right, but not the libation, to exercise the conversion rights contained herein for a period of 60 days after the later of (i) such event having occurred, and (ii) receipt by holder of a notice from the Corporation indicating the kind and amount of securities or assets issuable or distributable to holders of shares of common stock with respect to such event, and upon exercise of the conversion rights set forth herein during such period, receive in lieu of the Conversion Stock the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such dissolution, liquidation or winding up of with respect to each of the shares of the Corporation's common stock. For purposes of this section, an Organic Change will not be deemed to be a dissolution, liquidation or winding up of the Corporation.

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

     PART 6. INTERPRETATION OF THIS INSTRUMENT.

     6.01 Definitions. Each term defined in this Section 6 has the meaning indicated in this instrument whenever such term is used in this instrument.(a) Junior Securities. The term "Junior Securities" shall mean any equity security of any kind which the Corporation or any subsidiary shall at any time issue or be authorized to issue other than Cumulative Preferred Stock. (b) Common Stock and Existing Common Stock. The term "Common Stock" or Common Shares designates and includes the Corporation's existing common stock of all classes and any capital stock of any class of the Corporation authorized after the date of the Agreement which shall not be limited to a fixed sum or a percentage of part value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation or winding up of the Corporation. The term "Existing Common Stock" designates the Corporation-authorized Common Stock, par value ($0.01) per share, of all classes, as constituted on the Closing Date as set forth in the Agreement.

     THIRD: That the said resolutions of the board of directors and creation and authorization of issuance thereby of said series of cumulative preferred stock and determination thereby of the dividend rate, redemption price, dividend payment dates, sinking fund provisions, and provisions in respect to conversion or exchange of said stock, if any, were duly made by the board of directors pursuant to authority as aforesaid and in accordance with Section 151 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said QRS Music, Inc. has caused this certificate to be executed by its officers thereto duly authorized this 22nd day of July 1996.


QRS MUSIC, INC.


--------------------------
Charles E. Campbell
President


--------------------------
Louis H. Elwell, III
Secretary


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